SENSATA TECHNOLOGIES HOLDING N.V. ANNOUNCES FIRST QUARTER 2016 RESULTS

•	First quarter 2016 Net revenue was $796.5 million.

•	First quarter 2016 Net income was $60.6 million, or $0.35 per diluted share.

•	First quarter 2016 Adjusted net income[1] was $113.2 million, or $0.66 per diluted share.
Almelo, the Netherlands – April 26, 2016 - Sensata Technologies Holding N.V. (NYSE: ST) (the “Company”) announces results of its operations for the first quarter ended March 31, 2016.
Highlights of the Three Months ended March 31, 2016
Net revenue for the first quarter 2016 was $796.5 million, an increase of $45.9 million, or 6.1%, from $750.7 million for the first quarter 2015. Net income for the first quarter 2016 was $60.6 million, or $0.35 per diluted share. This compares to Net income for the first quarter 2015 of $35.4 million, or $0.21 per diluted share. Adjusted net income1 for the first quarter 2016 was $113.2 million which was 14.2% of Net revenue, or $0.66 per diluted share. This was an increase of 2.1% compared to Adjusted net income1 for the first quarter 2015 of $110.9 million which was 14.8% of Net revenue, or $0.65 per diluted share. Integration charges related to acquisitions were $3.5 million for the first quarter of 2016.
"Sensata delivered solid financial performance in the first quarter with Adjusted EPS up 8% year over year on a constant currency basis. This was in line with our expectations", said Martha Sullivan, President and Chief Executive Officer. "Sensata remains on track for margin expansion through organic activities and successful acquisition integration. We are also very excited about our strategic partnership with Quanergy in LiDAR sensing, a key enabling technology for autonomous driving."
The Company spent $61.6 million, or 7.7% of Net revenue, on research, development and engineering related costs in the first quarter of 2016 to fund growth initiatives. These costs reside in both the Cost of revenue and the Research and development lines of the Condensed Consolidated Statements of Operations.
The Company’s ending cash balance at March 31, 2016 was $348.0 million. During the first three months of 2016, the Company generated cash of $136.2 million from operations, used cash of $87.6 million in investing activities and used cash of $42.9 million in financing activities.
The Company recorded a provision for income taxes of $16.2 million for the first quarter 2016. Approximately $10.4 million of the provision, or 6.4% of Adjusted EBIT, related to taxes that are payable in cash and approximately $5.8 million related to deferred and other income tax expense.

The Company’s total indebtedness at March 31, 2016 was $3.6 billion, a reduction of $40.0 million from December 31, 2015 as a result of debt repayment. The Company’s Net debt1 was $3.3 billion, resulting in a Net leverage ratio1 of 4.5x as of March 31, 2016.
Segment Performance

	Three months ended
$ in 000s	March 31, 2016	March 31, 2015
Performance Sensing net revenue	$597,175	$591,252
Performance Sensing profit from operations	145,787	143,872
% of Performance Sensing net revenue	24.4%	24.3%

Sensing Solutions net revenue	$199,374	$159,433
Sensing Solutions profit from operations	63,248	49,218
% of Sensing Solutions net revenue	31.7%	30.9%
Guidance
The Company anticipates Net revenue of $800 to $840 million for the second quarter 2016 as compared to second quarter 2015 Net revenue of $770 million. In addition, the Company expects Adjusted net income1 of $117 to $127 million, or $0.68 to $0.74 per diluted share for the second quarter 2016, as compared to $0.73 during the second quarter 2015. This guidance assumes a diluted share count of 171.6 million for the second quarter 2016.
For the full year 2016, the Company anticipates net revenue of $3.140 to $3.280 billion which, at the midpoint, represents growth of 7.9% compared to the full year 2015 net revenue of $2.975 billion. In addition, the Company expects Adjusted net income2 of $470 million to $515 million, or $2.74 to $3.00 per diluted share for the full year 2016. At the midpoint, this represents 4.4% growth compared to full year 2015 Adjusted net income2 per diluted share of $2.75. This guidance assumes a diluted share count of 171.7 million for the full year 2016.
Company Earnings Conference Call
The Company will conduct a conference call today at 8:00 AM eastern time to discuss the financial results for its first quarter ended March 31, 2016. The toll-free dial-in number is 877-486-0682 and the Conference ID is 90651216. A live webcast and a replay of the conference call will also be available on the investor relations page of the Company’s website at http://investors.sensata.com.

1Net debt represents total indebtedness (including Capital lease and other financing obligations but excluding discounts and deferred financing costs) less Cash and cash equivalents.  The Net leverage ratio represents Net debt divided by Adjusted EBITDA for the last twelve months. The Company defines Adjusted EBITDA as Adjusted net income excluding cash interest expense, cash tax expense, depreciation expense (excluding step-up depreciation expense related to acquisitions) and amortization expense (excluding amortization expense on acquisition related intangibles).
2See Non-GAAP Measures for discussion of Adjusted net income which includes a reconciliation of this measure to Net income.

About Sensata Technologies Holding N.V.
Sensata Technologies Holding N.V. is one of the world’s leading suppliers of sensing, electrical protection, control and power management solutions with operations and business centers in fourteen countries.  Sensata’s products improve safety, efficiency and comfort for millions of people every day in automotive, appliance, aircraft, industrial, military, heavy vehicle, heating, air-conditioning and ventilation, data, telecommunications, recreational vehicle and marine applications. For more information, please visit Sensata’s website at www.sensata.com.
Safe Harbor Statement
This earnings release contains forward-looking statements within the meaning of the federal securities laws. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable, and our future prospects, developments, and business strategies. Such forward-looking statements include, among other things, our anticipated results for the second quarter and full year 2016. Such statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that might cause these differences include, but are not limited to, risks associated with: adverse conditions in the automotive industry; competitive pressures that could require us to lower prices or could result in reduced demand for our products; integration of acquired companies, including CST and Schrader; the assumption of known and unknown liabilities in the acquisition of CST and Schrader; risks associated with our non-US operations and international business; litigation and disputes involving us, including the extent of intellectual property, product liability, warranty, and recall claims asserted against us; risks associated with our historical and future tax positions; risks associated with labor disruptions or increased labor costs; risks associated with our substantial indebtedness; and risks associated with breaches and other disruptions to our information technology infrastructure. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made; and we undertake no obligation to publicly update or revise any forward-looking statements, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings.  Copies of our filings are available from our Investor Relations department or from the SEC website, www.sec.gov.

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Operations
(Unaudited)

(In 000s, except per share amounts)
	For the three months ended
	March 31, 2016	March 31, 2015
Net revenue	$796,549	$750,685
Operating costs and expenses:
Cost of revenue	528,378	506,633
Research and development	31,351	30,736
Selling, general and administrative	71,931	64,396
Amortization of intangible assets	50,447	45,809
Restructuring and special charges	855	720
Total operating costs and expenses	682,962	648,294
Profit from operations	113,587	102,391
Interest expense, net	(42,268)	(34,761)
Other, net	5,488	(21,757)
Income before taxes	76,807	45,873
Provision for income taxes	16,195	10,518
Net income	$60,612	$35,355

Net income per share:
Basic	$0.36	$0.21
Diluted	$0.35	$0.21

Weighted-average ordinary shares outstanding:
Basic	170,404	169,487
Diluted	171,257	171,262

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

($ in 000s)
	For the three months ended
	March 31, 2016	March 31, 2015
Net income	$60,612	$35,355
Other comprehensive (loss)/income, net of tax:
Deferred (loss)/gain on derivative instruments, net of reclassifications	(16,703)	21,504
Defined benefit and retiree healthcare plans	208	(389)
Other comprehensive (loss)/income	(16,495)	21,115
Comprehensive income	$44,117	$56,470

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Balance Sheets
(Unaudited)

($ in 000s)
	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$347,987	$342,263
Accounts receivable, net of allowances	525,684	467,567
Inventories	344,251	358,701
Prepaid expenses and other current assets	113,314	109,392
Total current assets	1,331,236	1,277,923
Property, plant and equipment, net	699,298	694,155
Goodwill	3,014,927	3,019,743
Other intangible assets, net	1,217,720	1,262,572
Deferred income tax assets	31,840	26,417
Other assets	66,254	18,100
Total assets	$6,361,275	$6,298,910

Liabilities and shareholders’ equity
Current liabilities:
Current portion of long-term debt, capital lease and other financing obligations	$263,898	$300,439
Accounts payable	323,214	290,779
Income taxes payable	18,279	21,968
Accrued expenses and other current liabilities	271,498	251,989
Total current liabilities	876,889	865,175
Deferred income tax liabilities	395,935	390,490
Pension and post-retirement benefit obligations	35,414	34,314
Capital lease and other financing obligations, less current portion	35,282	36,219
Long-term debt, net of discount and deferred financing costs, less current portion	3,263,693	3,264,333
Other long-term liabilities	37,773	39,803
Total liabilities	4,644,986	4,630,334
Total shareholders’ equity	1,716,289	1,668,576
Total liabilities and shareholders’ equity	$6,361,275	$6,298,910

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

($ in 000s)	For the three months ended
	March 31, 2016	March 31, 2015
Cash flows from operating activities:
Net income	$60,612	$35,355
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	25,999	21,842
Amortization of deferred financing costs and discounts	1,844	1,653
Currency remeasurement loss/(gain) on debt	128	(570)
Share-based compensation	3,516	3,187
Loss on debt financing	—	19,564
Amortization of inventory step-up to fair value	2,319	—
Amortization of intangible assets	50,447	45,809
Deferred income taxes	5,547	1,357
Unrealized (gain)/loss on hedges and other non-cash items	(3,974)	879
Changes in operating assets and liabilities, net of effects of acquisitions	(10,236)	(25,966)
Net cash provided by operating activities	136,202	103,110

Cash flows from investing activities:
Acquisition of CST, net of cash received	(3,360)	—
Acquisition of Schrader, net of cash received	—	(958)
Other acquisitions, net of cash received	—	3,881
Additions to property, plant and equipment and capitalized software	(34,235)	(37,878)
Investment in equity securities	(50,000)	—
Net cash used in investing activities	(87,595)	(34,955)

Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of ordinary shares	128	4,902
Proceeds from issuance of debt	—	700,000
Payments on debt	(40,308)	(768,568)
Payments to repurchase ordinary shares	(2,494)	—
Payments of debt issuance costs	(209)	(20,237)
Net cash used in financing activities	(42,883)	(83,903)
Net change in cash and cash equivalents	5,724	(15,748)
Cash and cash equivalents, beginning of period	342,263	211,329
Cash and cash equivalents, end of period	$347,987	$195,581

Net Revenue by Business, Geography and End Market

(% of total net revenue)	Three months ended March 31,
	2016	2015
Performance Sensing	75.0%	78.8%
Sensing Solutions	25.0%	21.2%
Total	100.0%	100.0%

(% of total net revenue)	Three months ended March 31,
	2016	2015
Americas	43.5%	40.8%
Europe	33.4%	33.2%
Asia	23.1%	26.0%
Total	100.0%	100.0%

(% of total net revenue)	Three months ended March 31,
	2016	2015
European automotive	25.5%	27.7%
North American automotive	19.9%	21.2%
Asian automotive	16.1%	17.2%
Rest of world automotive	0.2%	1.0%
Heavy vehicle off-road	14.7%	12.7%
Appliance and heating, ventilation and air-conditioning	5.7%	6.1%
Industrial	10.1%	6.0%
All other	7.8%	8.1%
Total	100.0%	100.0%

Non-GAAP Measures
Adjusted net income is a non-GAAP financial measure. The Company defines Adjusted net income as follows: net income before certain restructuring and special charges, costs associated with financing and other transactions, deferred (gain)/loss on other hedges, depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory, deferred income tax and other tax expense, amortization of deferred financing costs, and other costs. The Company believes Adjusted net income provides investors with helpful information with respect to the Company’s operating performance, and management uses Adjusted net income to evaluate its ongoing operations and for internal planning and forecasting purposes. Adjusted net income is not a measure of liquidity. See the tables below which reconcile Net income to Adjusted net income and projected GAAP earnings per share to projected Adjusted net income per share.
The following unaudited table reconciles the Company’s Net income to Adjusted net income for the three months ended March 31, 2016 and 2015.

(In 000s, except per share amounts)	Three months ended March 31,
	2016	2015
Net income	$60,612	$35,355
Restructuring and special charges	3,639	1,156
Financing and other transaction costs	781	19,822
Deferred (gain)/loss on other hedges	(13,273)	4,038
Depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory	53,866	47,346
Deferred income tax and other tax expense	5,757	1,486
Amortization of deferred financing costs	1,844	1,653
Total adjustments	$52,614	$75,501
Adjusted net income	$113,226	$110,856
Weighted average diluted shares outstanding used in Adjusted net income per share calculation	171,257	171,262
Adjusted net income per diluted share	$0.66	$0.65
The Company’s definition of Adjusted net income includes the current tax expense/(benefit) that will be payable/(realized) on the Company’s income tax return and excludes deferred income tax and other tax expense/(benefit). As the Company treats deferred income tax and other tax expense/(benefit) as an adjustment to compute Adjusted net income, the deferred income tax effect associated with the reconciling items would not change Adjusted net income for any period presented. The theoretical current income tax expense/(benefit) associated with the reconciling items above would be as follows: Depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory: $0.0 million and $0.1 million for the three months ended March 31, 2016 and 2015, respectively; and Restructuring and special charges: $0.1 million and $0.1 million for the three months ended March 31, 2016 and 2015, respectively.

The following unaudited table identifies where in the Condensed Consolidated Statements of Operations the adjustments to reconcile Net income to Adjusted net income were recorded for the three months ended March 31, 2016 and 2015.

($ in 000s)	Three months ended March 31,
	2016	2015
Cost of revenue	$3,373	$9,205
Selling, general and administrative	1,645	258
Amortization of intangible assets	49,068	44,616
Restructuring and special charges	800	98
Interest expense, net	1,844	1,653
Other, net	(9,873)	18,185
Provision for income taxes	5,757	1,486
Total adjustments	$52,614	$75,501
The following unaudited table reconciles the Company’s projected GAAP earnings per share to projected Adjusted net income per diluted share for the three months ended June 30, 2016 and full year ended December 31, 2016. The amounts in the table below have been calculated based on unrounded numbers. Accordingly, certain amounts may not add due to the effect of rounding.

	Three months ended June 30, 2016		Full year ended December 31, 2016
	Low End	High End	Low End	High End

Projected GAAP earnings per diluted share	$0.30	$0.36	$1.31	$1.57
Restructuring and special charges	0.01	0.01	0.03	0.03
Financing and other transaction costs	—	—	0.01	0.01
Deferred (gain)/loss on other hedges	—	—	(0.08)	(0.08)
Depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory	0.30	0.30	1.21	1.21
Deferred income tax and other tax expense/(benefit)	0.06	0.06	0.21	0.21
Amortization of deferred financing costs	0.01	0.01	0.05	0.05
Projected Adjusted net income per diluted share	$0.68	$0.74	$2.74	$3.00
Weighted average diluted shares outstanding used in Adjusted net income per share calculation (in 000s)	171,600	171,600	171,700	171,700

SENSATA TECHNOLOGIES HOLDING N.V.
Notes to unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows
Basis of Presentation
The accompanying unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. This information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates used may change as new events occur or additional information is obtained. Actual results could differ from those estimates.

Contacts:

Investors:	News Media:
Jacob Sayer	Alexia Taxiarchos
(508) 236-3800	(508) 236-1761
investors@sensata.com	ataxiarchos@sensata.com